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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tupperware Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

To Our Shareholders:

        We recently mailed to you proxy materials relating to Tupperware Corporation's 2002 Annual Meeting of Shareholders. As these materials indicate, our Annual Meeting will be held on Thursday, May 15, 2002, at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida.

        At the Annual Meeting, shareholders will be asked to consider and vote upon four proposals. These proposals are discussed in the proxy statement that you should have already received. Needless to say, your vote is important to us, no matter how many or how few shares you may own. If you have already voted, either by returning a signed proxy card, or by following the procedures for telephone or electronic voting set forth in the proxy materials we previously sent, we thank you. If you have not already voted, we encourage you to do so. We have included an additional proxy card and return envelope with this letter for this purpose.

        The proxy statement we originally sent included a graph comparing the performance of our common stock against the performance of two market indices, as required by the rules of the Securities and Exchange Commission. Due to a clerical error, the graph included in our proxy statement was incorrect. The correct graph is printed on the back of this letter and has been filed with the Securities and Exchange Commission.

        The Board of Directors and I thank you for investing in Tupperware Corporation. We look forward to receiving your vote.

Sincerely,

Rick Goings Chairman and Chief Executive Officer
April 17, 2002

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's Consumer Goods Composite Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 28, 1996 and that all dividends were reinvested. The Company is included in both indices. The Company ceased using the S&P Consumer Staples Index it used in prior years since the index has been discontinued by Standard & Poor's Corporation. The Company resumed using the S&P Consumer Goods Composite Index and reported the investment values under such index for years 1998-2001, due to the resumption of publication of the index by Standard & Poor's Corporation.

Measurement Period (Fiscal Year Ended)	Tupperware Corporation	S&P 500	S&P 500 Consumer Goods Composite
12/28/96	100.00	100.00	100.00
12/27/97	51.81	125.93	129.44
12/26/98	31.55	167.41	164.83
12/25/99	34.76	201.65	166.71
12/30/00	44.10	184.69	182.35
12/29/01	43.25	164.57	172.84

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PERFORMANCE GRAPH